EXHIBIT 5.1

1PM Industries, Inc

312 S. Beverly Drive #3401

Beverly Hills, California 90212

Re: 1PM Industries, Inc.

Reigstration Statement on Form S-1

To the Board of Directors:

You have requested my opinion as special counsel for 1PM Industries, Inc., a Colorado corporation ("Company") for the limited purpose of rendering this opinion in connection with the Company’s Registration Statement on Form S-1 and the Prospectus included therein (collectively, “Registration Statement”) relating to the proposed offering by the Company to the public of an aggregate of 10,000,000 shares of the Company’s Common Stock, $0.0001 par value (“Shares”), to be filed with the Securities and Exchange Commission (“Commission”). I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement. We express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, and we hereby disclaim any responsibility for the content of the Registration Statement

The Shares are to be offered by the Company on a best efforts basis without any involvement of underwriters, as described in the Registration Statement. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and written and oral statements of officers, directors, and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, I am of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and non-assessable.

I express no opinion on the laws of any jurisdiction other than the Federal Securities Laws and the Colorado Revised Statutes, including its applicable statutory provisions, the rules and regulations underlying those provisions and the applicable judicial and regulatory determinations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Tim Denton, Esq.